                                                     REGISTRATION NO. 333-

   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 1998
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------
                       UNITED STATES SURGICAL CORPORATION
             (Exact name of registrant as specified in its charter)
                         ------------------------------

                       DELAWARE                                               13-2518270
               (State of Incorporation)                                     (IRS Employer
                                                                         Identification No.)

                         ------------------------------
                               150 GLOVER AVENUE
                           NORWALK, CONNECTICUT 06856
                                 (203) 845-1000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)
                         ------------------------------
                             SCOTT L. SPITZER, ESQ.
                       SENIOR COUNSEL AND SENIOR DIRECTOR
                       UNITED STATES SURGICAL CORPORATION
                               150 GLOVER AVENUE
                           NORWALK, CONNECTICUT 06856
                                 (203) 845-1784
  (Address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------
                  Please send copies of all communications to:

              FREDERICK W. KANNER, ESQ.                                MARC S. ROSENBERG, ESQ.
                 DEWEY BALLANTINE LLP                                  CRAVATH, SWAINE & MOORE
             1301 AVENUE OF THE AMERICAS                                  825 EIGHTH AVENUE
               NEW YORK, NEW YORK 10019                                NEW YORK, NEW YORK 10019
                    (212) 259-8000                                          (212) 474-1000

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.
                         ------------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------
                        CALCULATION OF REGISTRATION FEE

                                                                  AMOUNT TO          PROPOSED MAXIMUM       PROPOSED MAXIMUM
                  TITLE OF EACH CLASS OF                             BE             OFFERING PRICE PER     AGGREGATE OFFERING
               SECURITIES TO BE REGISTERED                      REGISTERED(1)             UNIT(2)              PRICE(2)(4)
Debt Securities
Common Stock, par value $.10 per share(3)
Preferred Stock, $5.00 par value(3)
Depositary Shares(3)
Warrants
Total                                                           $447,275,000               100%               $447,275,000


                  TITLE OF EACH CLASS OF                          AMOUNT OF
               SECURITIES TO BE REGISTERED                    REGISTRATION FEE
Debt Securities
Common Stock, par value $.10 per share(3)
Preferred Stock, $5.00 par value(3)
Depositary Shares(3)
Warrants
Total                                                            $131,947(5)

(1) In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies. Such amount represents the aggregate offering price of the Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants to Purchase Debt Securities and Warrants to Purchase Equity Securities and the exercise price of any Securities issuable upon exercise of the Warrants.
(2) Estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(3) Also includes such indeterminate number of shares of Preferred Stock, Depositary Shares and Common Stock as may be issued upon conversion of or exchange for any Debt Securities, Preferred Stock or Depositary Shares that provide for conversion or exchange into other securities.
(4) No separate consideration will be received for the Debt Securities, Preferred Stock, Common Stock or Depositary Shares issuable upon conversion of or in exchange for Debt Securities or Preferred Stock.
(5) $52,725,000 of Securities was previously registered pursuant to Registration Statement No. 33-59729 and in accordance with Rule 429 is being carried forward hereto. A registration fee of $18,181 (which was calculated using 1/29th of 1% of the proposed maximum aggregate offering price) was paid therewith. Remitted herewith is $131,947, representing the registration fee for the additional $447,275,000 of Securities being registered on this Registration Statement.
                         ------------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

    PURSUANT TO RULE 429, THE PROSPECTUS CONTAINED IN THIS REGISTRATION STATEMENT WILL ALSO BE USED IN CONNECTION WITH THE OFFERING OF PREVIOUSLY REGISTERED SECURITIES PURSUANT TO THE COMPANY'S REGISTRATION STATEMENT (FILE NO. 33-59729) AND NOT ISSUED. IN THE EVENT ANY SUCH PREVIOUSLY REGISTERED SECURITIES ARE OFFERED PRIOR TO THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT, THEY WILL NOT BE INCLUDED IN ANY PROSPECTUS HEREUNDER.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED February 13, 1998

PROSPECTUS
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                       UNITED STATES SURGICAL CORPORATION

              DEBT SECURITIES, PREFERRED STOCK, DEPOSITARY SHARES,

                           COMMON STOCK AND WARRANTS

                             ---------------------

    United States Surgical Corporation (the "Company") may offer from time to time, together or separately, (i) its debt securities (the "Debt Securities"), which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"), consisting of notes, debentures or other unsecured evidences of indebtedness in one or more series, (ii) shares of its preferred stock, par value $5.00 per share (the "Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts (the "Depositary Shares"); (iii) shares of its common stock, par value $.10 per share (the "Common Stock"), and (iv) warrants to purchase Debt Securities, Preferred Stock, Depositary Shares, or Common Stock or any combination thereof, as shall be designated by the Company at the time of the offering (the "Warrants") in amounts, at prices and on terms to be determined at the time of the offering. The Debt Securities, Preferred Stock, the Depositary Shares, Common Stock, and Warrants are collectively called the "Securities."

    The Securities may be offered as separate series or issuances at an aggregate initial public offering price not to exceed $500,000,000 or, if applicable, the equivalent thereof in one or more foreign currencies, currency units, composite currencies or in amounts determined by reference to an index as shall be designated by the Company, in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and set forth in the applicable Prospectus Supplement.

    Unless otherwise specified in a Prospectus Supplement, the Senior Debt Securities, when issued, will be unsecured and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities, when issued, will be subordinated in right of payment to all Senior Debt (as hereinafter defined) of the Company.

    Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement, including, where applicable, (i) in the case of Debt Securities, the title, aggregate principal amount, denominations, maturity, any interest rate (which may be fixed or variable) and time of payment of any interest, any terms for redemption at the option of the Company or the holder, any terms for sinking fund payments, any terms for conversion or exchange into other Securities, currency or currencies of denomination and payment, if other than U.S. dollars, any listing on a securities exchange and any other terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is delivered, as well as the initial public offering price; (ii) in the case of Preferred Stock and Depositary Shares, the specific title, the aggregate amount, any dividend (including the method of calculating payment of dividends), seniority, liquidation, redemption, voting and other rights, any terms for any conversion or exchange into other Securities, any listing on a securities exchange, the initial public offering price and any other terms, (iii) in the case of Common Stock, the number of shares of Common Stock and the terms of offering thereof; and (iv) in the case of Warrants, the designation and number, the exercise price, any listing of the Warrants or the underlying Securities on a securities exchange and any other terms in connection with the offering, sale and exercise of the Warrants. Any Prospectus Supplement relating to any series of Securities will contain information concerning certain United States federal income tax considerations, if applicable, to the Securities.

    The Company's Common Stock is listed on the New York Stock Exchange under the trading symbol "USS." Any Common Stock sold pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance.

    The Securities may be sold directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. See "Plan of Distribution." If agents of the Company or any dealers or underwriters are involved in the sale of the Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable commissions or discounts will be set forth in or may be calculated from the Prospectus Supplement with respect to such Securities. The net proceeds to the Company from such sale also will be set forth in the applicable Prospectus Supplement.

    SEE "RISK FACTORS" BEGINNING ON PAGE 2 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                             ---------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                           --------------------------

                  The date of this Prospectus is       , 1998

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers such as the Company, that file electronically with the Commission. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is listed on, and reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of, the New York Stock Exchange, Inc. ("New York Stock Exchange"), 20 Broad Street, New York, New York 10005.

    The Company has filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby (the "Registration Statement"). This Prospectus and the accompanying Prospectus Supplement does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Securities offered hereby.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Company with the Commission pursuant to the Exchange Act (File No. 1-9776) are incorporated herein by reference:

    (1) Annual Report on Form 10-K for the year ended December 31, 1997;

    (2) Current Report on Form 8-K, dated February 11, 1998; and

    (3) The description of the Company's Common Stock, par value $.10 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A, dated August 3, 1990.

    All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing of such documents. Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents referred to above which have been or may be incorporated by reference in this Prospectus (without exhibits to such documents other than exhibits specifically incorporated by reference into such documents). Such written or oral request should be directed to United States Surgical Corporation, 150 Glover Avenue, Norwalk, Connecticut 06856, Attention: Investor Relations Department (203) 845-1333.
                            ------------------------

     Trademarks of the Company appear herein in italicized capital letters.

                                  RISK FACTORS

    THIS PROSPECTUS (INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN) CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM SUCH HISTORICAL AND FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED BELOW, AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS (INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN). EXCEPT WHERE THE CONTEXT OTHERWISE REQUIRES, THE TERM "COMPANY" AS USED HEREIN INCLUDES THE COMPANY'S SUBSIDIARIES AND DIVISIONS.

COMPETITION

    There is intense competition in the markets in which the Company engages in business. Many major companies that compete with the Company, such as Ethicon, Inc. ("Ethicon"), a Johnson & Johnson subsidiary, and Sherwood-Davis & Geck (currently a unit of American Home Products Corporation being sold to Tyco International) have a wider range of other medical products than the Company and dominate much of the markets for these other products. Ethicon markets, in addition to sutures and other wound closure products, disposable skin staplers, clip appliers, and internal staplers. Sherwood-Davis & Geck markets disposable skin staplers, clip appliers and suture materials. The Company believes that these major companies will continue their efforts to develop and market competitive devices.

    The market for products for minimally invasive surgery is highly competitive. Ethicon, through a division known as Ethicon Endo-Surgery, markets a line of endoscopic instruments which directly compete with the Company's products and is its principal competitor in the minimally invasive surgery market. The Company believes that Ethicon devotes considerable resources to research and development and sales efforts in this field. Numerous other companies manufacture and distribute disposable endoscopic instruments. In addition, manufacturers of reusable trocars and other reusable endoscopic instruments, including Richard Wolf Medical Instruments Corp. (a subsidiary of Richard Wolf, GmbH) and Karl Storz Endoscopy-American Inc. (a subsidiary of Karl Storz, GmbH), compete directly with the Company.

    Industry studies show Ethicon currently has in excess of 70% of the domestic suture market. The Company expects that, because the size of the total suture market is relatively stable, any increase in the Company's market share in this area will have to be earned at the expense of the other current market participants.

    There is intense competition in sales of products for use in spinal, vascular, cardiovascular, interventional cardiology, breast biopsy, urologic, orthopedic and oncological procedures. A broad range of companies presently offer products or are developing products for use in such procedures. Many of such companies have significantly greater capital than the Company and are expected to devote substantial resources to development of newer technologies which would be competitive with products which the Company may offer. There are also a number of smaller companies which offer such products which present additional competition. Competitors which are developing or offering products in spine procedures include Spine-Tech, Inc. (recently acquired by Sulzer Medical) and Sofamor Danek Group, Inc. Principal competitors which are developing or offering cardiovascular, vascular and interventional cardiology products include Johnson & Johnson's Ethicon and Cordis subsidiaries, Boston Scientific Corporation, Medtronic, Inc., Guidant Corporation, C.R. Bard, Inc., Heartport, Inc. and Cardiothoracic Systems, Inc. Ethicon, through its acquisition of Biopsys Medical, Inc. and its alliance with Fischer Imaging Corporation, offers products which compete directly with the Company's ABBI System.

    The market for the electrosurgical and ultrasound surgical products being offered by the Company's recently-acquired Valleylab subsidiary is highly competitive. Competitive pricing pressure and the introduction of new products by competitors could have an adverse effect on Valleylab's revenues and profitability. Competitors of Valleylab products include Minnesota Mining and Manufacturing Company, CONMED Corporation and Erbe Electromedizin GmbH.

    The Company's principal methods of competing are the development of innovative products, the performance and breadth of its products, its technically trained sales force, educational services, including sponsorship of training programs in advanced laparoscopic techniques, and more recently, assisting hospital management with cost containment and marketing programs. Some of the Company's major competitors have greater financial resources than the Company. Some of its competitors, particularly Ethicon, have engaged in substantial price discounting and other significant efforts to gain market share, including bundled contracts for a wide variety of healthcare products with group purchasing organizations. In the current health care environment, cost containment has become the predominant factor in purchasing decisions by hospitals. As a result, the Company's traditional reliance on the quality of its products for marketing purposes has been adversely affected. Due to the considerable competition in the industry, no assurance can be given as to the Company's competitive position. The impact of competition will likely have a continuing effect on sales volumes and on prices charged by the Company.

HEALTH CARE MARKET

    The health care industry continues to undergo change, led primarily by market forces which are demanding greater efficiencies and reduced costs. Government proposed health care mandates in the United States have not occurred, and it is unclear whether, and to what extent, any government mandate will affect the domestic health care market. Industry led changes are expected to continue irrespective of any governmental efforts toward health care reform. The scope and timing of any further government sponsored proposals for health care reform are presently unclear.

    The primary trend in the industry is toward consolidation and cost containment. Payors have been able to exercise greater influence through managed treatment and hospitalization patterns, including a shift from reimbursement on a cost basis to per capita limits for patient treatment. Hospitals have been severely impacted by the resulting cost restraints. The increasing use of managed care, centralized purchasing decisions through group purchasing organizations, consolidations among hospitals and hospital groups, and integration of health care providers are continuing to affect purchasing patterns in the health care system. Purchasing decisions are often shared by a coalition of surgeons, nursing staff, and hospital administrators, with purchasing decisions taking into account whether a product reduces the cost of treatment and/or attracts additional patients to a hospital. All of these factors have contributed to reductions in prices for the Company's products, to a reduction in the volume of hospital purchasing and, in the near term, slower acceptance of more advanced surgical procedures in which the Company's products are used, given hospital and surgeon concerns as to the costs of training and reimbursement by payors. While the Company has implemented programs to assist hospitals in cost containment through more efficient surgical practices and application of minimally invasive surgery, there can be no assurance that the Company will not continue to be adversely affected by these matters.

    Internationally, several factors have slowed the pace of conversion from traditional to minimally invasive procedures or acceptance of surgical techniques that utilize the Company's products. The socialization of health care in many developed, international countries results in surgeons and patients having less influence on the type of care the patients receive. Cost containment efforts by governments often slow down the process of obtaining reimbursement for procedures that are performed with the Company's products. The Company expects these factors to continue to impact growth in foreign countries. In addition, the Company is experiencing pricing pressures from competition and from cost containment efforts by health care payors in many foreign countries.

    There can be no assurance as to the impact of cost containment on the Company's future operations.

DEPENDENCE ON PATENTS AND PROPRIETARY RIGHTS; PATENT LITIGATION

    The Company owns numerous United States and foreign patents and has numerous patent applications pending. The Company also has license rights to certain patents held by third parties. The Company is currently subject to claims of, and legal actions alleging, infringement by the Company of the patent rights of others. An adverse outcome with respect to one or more of these claims or actions or any future claims or actions could have a material adverse effect on the Company. For a description of these legal actions, see Item 3 (Legal Proceedings) of the Company's Annual Report on Form 10-K for the year ended December 31, 1997. In addition, there can be no assurance that pending patent applications will result in issued patents, that patents issued or licensed by the Company will not be challenged or circumvented by competitors or that such patents will be found to be valid or sufficiently broad to protect the Company's technology or provide the Company with any competitive advantage. Third parties could also obtain patents that may require licensing for the conduct of the Company's business.

STRINGENT GOVERNMENT REGULATION

    The Company's products are subject to extensive regulation by the Federal Food and Drug Administration ("FDA") and, in many instances, by comparable agencies in the foreign countries in which these products are manufactured or distributed. In particular, the Company must obtain specific clearance from the FDA before it can market products in the United States. The process of obtaining such clearances can be time consuming and expensive, and there can be no assurance that all clearances sought by the Company will be granted or that FDA review will not involve delays adversely affecting the marketing and sale of the Company's products. In the past, the Company's stapling and endoscopic products have been cleared by the FDA under the most expedited form of pre-market review or have not required FDA approval. Many of the Company's new products under development, however, may be subject to a more complex and time consuming regulatory process. Many of these future products may require lengthy human clinical trials and the Pre-Market Approval of the FDA relating to Class III Medical Devices. Current FDA enforcement policy prohibits the promotion or labeling of approved products for unapproved uses. The Company is also required to adhere to the manufacturing, testing, control, labeling, documentation and product surveillance requirements of the FDA. These regulations may have a material impact on the Company's business. Laws regulating surgical products are also in effect in many of the foreign countries where the Company does business. The Company is now subject to uniform regulations for European Economic Area nations which took effect on January 1, 1995 and which subject the Company to a single regulatory scheme for all participating countries. Although the Company has taken steps designed to comply with these new, more rigorous regulations, including obtaining ISO 9000 certifications of its operations, there is no assurance that these regulations will not have a material adverse effect on the Company. Federal, state and foreign regulations regarding the manufacture and sale of medical devices are subject to future changes. If the FDA believes that a company is not in compliance with applicable regulations, it can institute proceedings to detain or seize products, issue a recall, impose operating restrictions, enjoin future violations and assess civil and criminal penalties against the company, its officers or its employees and can recommend criminal prosecution to the Department of Justice. Other regulatory agencies may have similar powers. In addition, product approvals could be withdrawn due to the failure to comply with regulatory standards or the occurrence of unforeseen problems following initial marketing. In addition, any adverse regulatory action, depending on its magnitude, may have a material adverse effect on the Company.

EFFECT OF ACQUISITIONS AND ALLIANCES

    The Company has implemented a strategy to expand its product lines beyond general surgery through a program of acquisitions and alliances in a number of surgical specialties where the Company believes market conditions and product innovation offer substantial growth opportunities. Although the Company believes that these areas of surgical practice offer significant opportunities for revenue growth and profitability, considerable risks may be involved and there can be no assurance that favorable results will be achieved. In January 1998, the Company acquired the Valleylab division of Pfizer, Inc. ("Valleylab"), the Company's largest acquisition to date. The Company's future success is partially dependent upon its ability effectively to integrate acquired businesses with the Company's operations. In addition, the financial performance of the Company is now and will continue to be subject to various risks associated with the acquisition of businesses, including the financial effects associated with the integration of such businesses. There can be no assurance that past or future acquisitions will be successfully integrated or that any such acquisition will otherwise be successful.

RISKS RELATING TO INTERNATIONAL OPERATIONS

    International sales represented approximately 47% of the Company's net sales in 1997. As a result of its international operations, the Company is subject to risks associated with operating in foreign countries, including devaluations and fluctuations in currency exchange rates, imposition of limitations on conversions of foreign currencies into dollars or remittance of dividends and other payments by foreign subsidiaries, imposition or increase of withholding and other taxes on remittances and other payments by foreign subsidiaries, trade barriers, political risks, including political instability, hyperinflation in certain foreign countries and imposition or increase of investment and other restrictions by foreign governments. There can be no assurance that such risks will not have a material adverse effect on the Company's business and operating results. For a discussion of certain factors impacting the Company's growth internationally, see "--Health Care Market."

POSSIBLE OBSOLESCENCE FROM TECHNOLOGICAL CHANGE AND NEED TO DEVELOP NEW PRODUCTS

    The surgical products market is characterized by rapid product development and technological change. The present or future products of the Company could be rendered obsolete or uneconomical by technological advances by one or more of the Company's current or future competitors. The Company's future success will depend upon its ability to develop or acquire new products and technology to remain competitive with other developers of surgical products. The Company's business strategy emphasizes the continued development or acquisition and commercialization of new products and the enhancement of existing products. There can be no assurance that the Company will be able to continue to successfully develop or acquire new products and to enhance existing products, to manufacture these products in a commercially viable manner, to obtain required regulatory approvals or to gain satisfactory market acceptance for such products.

POTENTIAL PRODUCT LIABILITY

    The Company's business exposes it to potential product liability risks which are inherent in the design, manufacture and marketing of surgical products. Manufacturing flaws, design defects or inadequate disclosure of product-related risks with respect to products manufactured or sold by the Company could result in an unsafe condition or injury to, or death of, the patient. The occurrence of such a problem could result in product liability claims and/or a recall of, or safety alert relating to, one or more of the Company's products. For example, Surgical Dynamics, Inc. ("Surgical Dynamics"), a subsidiary of the Company, offers spinal products, some of which are designed to be permanently implanted in the human body. There has been substantial litigation in the spinal implant industry in recent years and the Company faces the business risk of financial exposure to product liability claims with respect to such products. There can be no assurance that the Company's current product liability insurance will be adequate or that the Company will be able to obtain insurance in the future at satisfactory rates or in adequate amounts. Product liability claims or product recalls in the future, regardless of their ultimate outcome, could have a material adverse effect on the Company's business and reputation and on its ability to attract and retain customers for its products.

                                  THE COMPANY

OVERVIEW

    The Company is a Delaware corporation primarily engaged in developing, manufacturing and marketing a proprietary line of technologically advanced surgical products to hospitals throughout the world. The Company specializes in technologies that improve patient care and lower health care costs. The Company develops, manufactures and markets surgical staplers, laparoscopic products and sutures and products in numerous surgical specialties including spine surgery; vascular and cardiovascular surgery and interventional cardiology; urology; and breastcare. The Company has also recently completed the acquisition of Valleylab, the world's leading manufacturer and marketer of electrosurgical and ultrasound surgical products. The Company currently operates domestically and internationally through subsidiaries, divisions and distributors.

    To respond to business conditions in the health care market, including cost containment initiatives by health care providers and payors, the Company has expanded its marketing efforts to meet the needs of hospital management through cost effective pricing programs, by assisting hospitals in implementing more efficient surgical practices and by demonstrating the favorable economics associated with the use of the Company's products. The Company has also implemented a strategy to expand its product lines beyond general surgery through a program of acquisitions and alliances in a number of surgical specialties where the Company believes market conditions and product innovation offer substantial growth opportunities, including the following acquisitions:
Surgical Dynamics and the Smith & Nephew spinal products business (spine surgery); Progressive Angioplasty Systems and a controlling interest in Medolas (vascular and cardiovascular surgery and interventional cardiology); the strategic alliance with Trex Medical and the acquisition of NeoVision (breastcare); and the acquisition of Valleylab. In addition, the Company continues to expand its product and technology base in its established businesses through investment in internal research and development and acquisition of new technologically advanced products that provide better patient care and an effective means of reducing hospital costs.

    The Company's principal executive offices are located at 150 Glover Avenue, Norwalk, Connecticut 06856; telephone (203) 845-1000.

WOUND CLOSURE PRODUCTS

    AUTO SUTURE STAPLING PRODUCTS, CLIP APPLIERS, PRODUCTS FOR MINIMALLY
     INVASIVE SURGERY AND SUTURE PRODUCTS

    The Company is a leading multinational developer, manufacturer and marketer of innovative surgical wound closure products. In this category, principal products consist of a series of surgical stapling instruments (both single use and reusable), and single use loading units ("DLUs") for use with stapling instruments and single use surgical clip appliers. The instruments are an alternative to manual suturing techniques utilizing needle/suture combinations which enable surgeons to reduce blood loss, tissue trauma and operating time while joining internal tissue, reconstructing or sealing off organs, removing diseased tissue, occluding blood vessels and closing skin, either with titanium, stainless steel, or proprietary absorbable copolymer staples or with titanium, stainless steel, or proprietary absorbable copolymer clips. Surgical stapling also makes possible several surgical procedures which cannot be achieved with surgical needles and suturing materials.

    The Company is a leading manufacturer and marketer of specialized wound management products designed for use in the field of minimally invasive surgery. This surgical technique (also referred to as laparoscopic or endoscopic surgery) requires incisions of up to one half inch in diameter through which various procedures are performed using laparoscopic instruments and optical devices, known as laparoscopes or endoscopes, for viewing inside the body cavity. Laparoscopy generally provides patients with significant reductions in post-operative hospital stay, pain, recuperative time and hospital costs, with improved cosmetic results, and with the ability to return to work and normal life in a shorter time frame. The Company has developed and markets single use surgical clip appliers and stapling instruments in a variety of sizes and configurations designed for laparoscopic uses. The Company's products in this area also include trocars, which provide entry ports to the body in laparoscopic surgery, and a line of instruments which allows the surgeon to see, cut, cauterize, clamp, retract, suction, irrigate or otherwise manipulate tissue during a laparoscopic procedure. The Company also designs and markets laparoscopes. Applications for minimally invasive surgery currently include cholecystectomy (gall bladder removal), hysterectomy, hernia repair, bladder suspension for urinary stress incontinence, anti-reflux procedures for correction of heartburn, and various forms of bowel, stomach, gynecologic, urologic, pediatric and thoracic (chest) surgery. The Company believes that laparoscopy can also be used effectively in many other surgical procedures.

    Sutures comprise a major portion of the wound closure market. Since most surgical procedures which use staples also require manual suturing, the Company considers sutures to be a natural complement to its stapling instrumentation. The Company is continuing its expansion into this mature global market. The Company offers a complete suture product line, including both absorbable products and non-absorbable suture products.

SPINE SURGERY PRODUCTS

    The Company, through its subsidiary Surgical Dynamics, is a leading developer and manufacturer of spinal cages and other instrumentation for spine surgery and instruments for arthroscopic procedures. During the latter part of 1997, Surgical Dynamics acquired Smith & Nephew's spinal product business, including spinal instrumentation systems for cervical, thoracic and lumbar procedures, and instruments for minimally invasive spinal surgery. The acquisition enables Surgical Dynamics to offer spine surgeons a broader range of products, including rigid spinal fixation systems.

VASCULAR THERAPIES

    PRODUCTS FOR VASCULAR AND CARDIOVASCULAR SURGERY AND INTERVENTIONAL
     CARDIOLOGY

    During the latter part of 1997, the Company established Vascular Therapies, a new division to develop and market the Company's products for vascular and cardiovascular surgery and interventional cardiology. These products include:
(i) specialized instrumentation for use in vascular procedures, including the Company's VCS vascular clip applier (a device which permits arteriotomies, venotomies, and vascular anastomoses without penetration of the inner wall of the vessel); (ii) the Company's ONE-SHOT instrument for joining small vessels, including coronary arteries; (iii) the Company's MINI HARVEST system products, which permit minimally invasive harvesting of the saphenous vein from a patient's leg in connection with cardiovascular surgery; and (iv) the Company's MINI-CABG line of instruments, which allows surgeons to operate on a beating heart through a 3- to 4-inch incision between the ribs instead of the 12-inch incision associated with traditional approaches and permits reduced operating time, recuperating time and costs, and reduce risks associated with current practices.

    During the latter part of 1997, the Company acquired Progressive Angioplasty Systems, Inc., a developer and marketer of a line of coronary stents and balloon angioplasty catheters. In addition, the Company is continuing development of intravascular radiation therapy, a new technology to reduce restenosis in patients following balloon angioplasty and stenting procedures, and the development of products for transmyocardial revascularization and percutaneous transmyocardial revascularization (frequently known as TMR and PTMR, respectively), promising cardiovascular surgical and interventional cardiology procedures that are designed to create pathways for blood to reach oxygen-starved heart tissue in patients with coronary artery problems.

BREASTCARE PRODUCTS

    The Company is continuing development of a comprehensive approach to breast care. The Company's ABBI system incorporates a stereotactic table and the Company's ABBI biopsy device. The ABBI biopsy device combines wire localization with removal of a biopsy specimen. This system allows a one-step, minimally invasive process for breast biopsy, offering the surgeon increased accuracy and control, and helping hospitals reduce procedural and operating room costs. The one piece larger specimen (5 mm to 20 mm in diameter) obtained by the ABBI system aids in specimen orientation and diagnosis during pathology assessment, and facilitates physicians' decision making for improved results. The Company offers the stereotactic tables under a strategic alliance with Lorad, a unit of Trex Medical Corporation and a leading manufacturer of stereotactic equipment. The Company received FDA approval in the later part of 1997 to market its MIBB minimally invasive breast biopsy device. MIBB permits doctors to remove multiple tissue samples as small as 2 mm in diameter using either stereotactic x-ray (the ABBI system) or 3-D ultrasound (the SONOPSY system) technology.

    The Company's SONOPSY system incorporates a proprietary breast compression device with an automated three-dimensional ultrasound scanner to accurately locate and biopsy suspicious lesions using MIBB or the Company's core needle biopsy products. The Company acquired the SONOPSY system during the latter part of 1997 in connection with its acquisition of NeoVision Corporation, with which it previously had a sales and marketing agreement. The Company expects to offer multiple versions of SONOPSY, including a version that integrates ABBI and SONOPSY so that the clinician can simultaneously image by ultrasound or x-ray for biopsy guidance, potentially increasing the number of lesions that can benefit from ABBI or MIBB biopsies. During the latter part of 1997, the Company enhanced its ultrasound technology capabilities by acquiring the assets of DRS Medical Systems, Inc., a developer and marketer of ultrasound systems for medical applications.

    In January 1998, the Company introduced its NAVIGATOR Gamma Guidance System. The NAVIGATOR System and the Company's LYMPHAZURIN Blue Dye are principal products designed for use by surgeons during a lymphatic mapping procedure. Current treatment standards for many cancer patients call for an Axiallary Lymph Node Dissection (ALND) in conjunction with resection of the primary tumor. In this procedure, up to 25 lymph nodes are harvested in order to obtain critical staging information. Due to the radical nature of this surgery, ALND is associated with a high degree of post-operative morbidity. Lymphatic mapping is a minimally invasive technique that allows the surgeon to harvest the sentinel (primary) lymph node from the affected nodal basin through a small incision. The NAVIGATOR System is used to track a radioactive mapping agent in the lymph node basin while the LYMPHAZURIN is used to dye the appropriate lymph nodes blue, thus aiding in the identification of the sentinel node. The procedure is designed to provide a less traumatic patient staging with lower morbidity and costs compared to the more radical ALND procedure. The lymphatic mapping procedure is currently being utilized for staging patients who have been diagnosed with malignant melanoma and breast cancer.

VALLEYLAB ACQUISITION

    In December 1997, the Company entered into an agreement with Pfizer, Inc. to acquire Valleylab, the world's leading manufacturer of electrosurgical and ultrasound surgical products based in Boulder, Colorado and which has been in existence for over 30 years. The Valleylab acquisition, which is the largest acquisition in the Company's history, was completed in early 1998.

    Valleylab's products consist primarily of electrosurgical generators, pencils, accessories, and patient return pads. In addition, Valleylab's products include ultrasound cutting devices including generators, handpieces, tubing and titanium tips, and laparoscopic surgical devices. Electrocautery, which has been utilized since the 1920s, offers a safe, versatile and effective method to cut and coagulate tissue and is utilized in a broad range of surgical applications. Electrical current flows from the generator to the active electrode (an electrosurgical pencil or other surgical instrument) and then through the body tissue to the patient return pad where it is collected and returned to the generator. Ultrasonic aspiration systems use a combination of mechanical vibration and suction to selectively fragment tissue. An ultrasonic aspirator system consists of an ultrasonic generator, a handpiece and a single-use pack containing tubing and titanium tips. A transducer within the handpiece vibrates the hollow titanium tip at ultrasonic frequencies while suction is applied to the tip core. When applied to a surgical site, tissue with high water content is fragmented and aspirated. Valleylab is currently developing several additional products which use radio-frequency energy and are designed to improve clinical outcomes and reduce procedure cost and duration.

    The Valleylab acquisition constitutes a major milestone in the Company's strategy to grow through acquisition. The Company believes that Valleylab offers a major opportunity for the Company to acquire a leading medical device company with strong brand name recognition, an established customer base and demonstrated profitability. The Company believes that the Valleylab business provides substantial growth opportunities principally through innovative product upgrades, aggressive expansion of international sales through the Company's subsidiaries and international distributor network, and through Valleylab's substantial expertise and product development activities in women's health care and radiofrequency energy which will complement the Company's internal product development efforts in these areas.

OTHER PRODUCTS

    The Company is continuing development of its Radio Frequency Therapy ("RFT") system, a new technology for treating benign prostate hyperplasia ("BPH"), an enlargement of the prostate that constricts the urethra, making urination difficult and causing other bothersome symptoms. The most common procedure for BPH uses electrocautery to burn away prostate tissue. Although effective, the procedure requires general or spinal anesthesia, uncomfortable and confining post-operative catheterization and a four to six week recovery period. The procedure also has potentially serious side effects-- including impotence--and costs more than $8,000.

    RFT is completely automated and uses radio waves and a flexible scope, which most surgeons already own. The Company's system, combined with the scope, is designed to allow surgeons to perform the procedure in their offices using only local anesthesia and with shorter operating time. Patients should not require postoperative catheterization and should be able to resume normal activities in a few days. The RFT system will not only be better for the patient, but will offer the first truly cost-effective minimally invasive approach to BPH. It will be available outside the United States during the first half of 1998.

    The Company maintains an alliance with V.I. Technologies, Inc. and has obtained exclusive worldwide rights to market V.I. Technologies' human fibrin glue for wound healing applications. The product is a tissue adhesive, treated by a unique method to address viral transmission concerns, and is intended to be used during surgical procedures to augment or replace sutures or staples for wound closure. The Company also owns approximately 9% of the outstanding shares of Alexion Pharmaceuticals, Inc. which is traded on the Nasdaq System. The Company maintains an alliance with Alexion with respect to worldwide manufacturing and marketing rights to market Alexion's transgenetically engineered non-human cells, tissues and organs. The Company has certain options to fund Alexion's future research and development and pay royalties on any resulting product sales. During the latter part of 1997, the Company purchased additional equity, exclusive licensing rights and certain xenograft manufacturing assets from Alexion.

                   RATIOS OF EARNINGS TO FIXED CHARGES AND OF

        EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

    The following table sets forth the Company's ratios of consolidated earnings to fixed charges and consolidated earnings to combined fixed charges and preferred stock dividends for the periods indicated.

                                                                                          YEAR ENDED DECEMBER 31,
                                                                           -----------------------------------------------------
                                                                             1997       1996       1995       1994       1993
                                                                           ---------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges and capitalized interest (1)..........        6.4        6.2        3.7        2.0     N.M.(2)
Ratio of earnings to combined fixed charges, capitalized interest and
  preferred stock dividends (1)..........................................        4.9        3.0        1.9        1.2     N.M.(2)

------------------------

(1) The ratios of earnings to fixed charges and capitalized interest and to combined fixed charges, capitalized interest and preferred stock dividends are computed by dividing the sum of earnings before provision for income taxes and fixed charges (excluding capitalized interest) by total fixed charges and capitalized interest, or by the sum of total fixed charges and capitalized interest and preferred stock dividends. Total fixed charges and capitalized interest includes all interest (including capitalized interest) and the interest factor of all rentals, assumed to be one-third of consolidated rent expense. Preferred stock dividends have been increased to an amount representing the pretax earnings which would be required to cover such dividend requirements, assuming a statutory tax rate of 35%.

(2) Earnings were inadequate to cover fixed charges. The dollar amount of the deficiency for the year ended December 31, 1993 was $147 million. If restructuring charges of $138 million were excluded from the calculation, the dollar amount of the deficiency would have been $9 million.

                                USE OF PROCEEDS

    The net proceeds to be received by the Company from the sale of the Securities offered hereby will be used for general corporate purposes, including possible acquisitions of technologies or the stock or assets of other companies, repurchase of shares of the Company's Common Stock, retirement of short-term or long-term indebtedness, or expenditures for property, plant and equipment, or for such other uses as may be set forth in a prospectus supplement.

                         DESCRIPTION OF DEBT SECURITIES

    The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may not apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

    The Senior Debt Securities will be issued under an Indenture (the "Senior
Indenture"), to be entered into between the Company and       , as trustee. The
Subordinated Debt Securities will be issued under a separate Indenture (the
"Subordinated Indenture"), to be entered into between the Company and       , as
trustee. The Senior Indenture and the Subordinated Indenture are sometimes referred to collectively as the "Indentures." Copies of the forms of the Senior Indenture and the Subordinated Indenture have been filed as exhibits to the Registration Statement. The trustees under the Senior Indenture and under the Subordinated Indenture are referred to herein as the "Trustees."

    The following summaries of certain provisions of the Senior Debt Securities, the Subordinated Debt Securities and the Indentures do not purport to be complete and are subject to, and qualified in their entirety by reference to, all the provisions of the Indenture applicable to a particular series of Debt Securities, including the definitions therein of certain terms. Wherever particular Sections, Articles or defined terms of the Indentures are referred to herein or in a Prospectus Supplement, it is intended that such Sections, Articles or defined terms shall be incorporated by reference herein or therein, as the case may be. Section and Article references used herein are references to the applicable Indenture. Except as otherwise indicated, the terms of the Senior Indenture and the Subordinated Indenture are identical. Capitalized terms not otherwise defined herein shall have the meanings given to them in the applicable Indenture.

GENERAL

    The Indentures will not limit the aggregate principal amount of Debt Securities which may be issued thereunder, and each Indenture provides that Debt Securities may be issued thereunder from time to time in one or more series up to the aggregate amount from time to time authorized by the Company for each series. (Section 3.1) Unless otherwise specified in the Prospectus Supplement, the Senior Debt Securities when issued will be unsecured and unsubordinated obligations of the Company and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities when issued will be unsecured obligations of the Company, subordinated in right of payment to the prior payment in full of all Senior Debt (as defined in the Subordinated Indenture) of the Company as described in the applicable Prospectus Supplement. (Section 16.1 of the Subordinated Indenture)

    Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for a description of the following terms or additional provisions of the Debt Securities: (1) the title of the Debt Securities; (2) whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities; (3) any limit on the aggregate principal amount of the Debt Securities; (4) whether the Debt Securities are to be issuable as Registered Securities or Bearer Securities or both, whether any of the Debt Securities shall be issuable in whole or in part in temporary or permanent global form or in the form of Book-Entry Securities and, if so, the circumstances under which any such global securities or Book-Entry Securities may be exchanged for Debt Securities registered in the name of, and any transfer of such global or Book-Entry Securities may be registered in the name of, a Person other than the depositary for such temporary or permanent global securities or Book-Entry Securities or its nominee; (5) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Debt Securities will be issued; (6) the date or dates on which the Debt Securities will mature; (7) the rate or rates per annum at which the Debt Securities will bear interest, if any, and the date from which any such interest will accrue; (8) the Interest Payment Dates on which any such interest on the Debt Securities will be payable, the Regular Record Date for any interest payable on any Debt Securities which are Registered Securities on any Interest Payment Date and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid; (9) any mandatory or optional sinking fund or analogous provisions; (10) each office or agency where, subject to the terms of the applicable Indenture as described below under "Payment and Paying Agents," the principal of and any premium and interest on the Debt Securities will be payable and each office or agency where, subject to the terms of the applicable Indenture as described below under "Form, Exchange, Registration and Transfer," the Debt Securities may be presented for registration of transfer or exchange; (11) the date, if any, after which and the price or prices at which the Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any such optional or mandatory redemption provisions, which may include with respect to a particular series or particular Debt Securities within a series, a redemption option of Holders upon certain conditions, as defined in the applicable Indenture; (12) the denominations in which any Debt Securities which are Registered Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any Debt Securities which are Bearer Securities will be issuable, if other than the denomination of $5,000; (13) the currency or currency units of payment of the principal of (and premium, if any) and interest on the Debt Securities; (14) any index used to determine the amount of payments of the principal of (and premium, if any) and interest on the Debt Securities and the manner in which such amounts shall be determined; (15) the terms and conditions, if any, pursuant to which such Debt Securities are convertible or exchangeable into a security or securities of the Company; (16) the terms pursuant to which such Debt Securities are subject to defeasance; and (17) any other terms of the Debt Securities not inconsistent with the provisions of the applicable Indenture. Any such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Debt Securities. Debt Securities may also be issued under the Indenture upon the exercise of Warrants. See "Description of Warrants."

    Debt Securities may be issued as Original Issue Discount Securities. An Original Issue Discount Security is a Debt Security, including any Zero-Coupon Security, which is issued at a price lower than the amount payable upon the Stated Maturity thereof and which provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the Stated Maturity, determined in accordance with the terms of such Debt Security, shall become due and payable. (Section 5.2) Certain special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount will be described in the Prospectus Supplement relating thereto. In addition, certain special United States federal income tax or other considerations applicable to any Debt Securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable Prospectus Supplement relating thereto.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

    Debt Securities of a series may be issuable in definitive form solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. (Section 3.1) Unless otherwise indicated in an applicable Prospectus Supplement, Bearer Securities will have interest coupons attached. (Section 2.1) The Indentures also will provide that Debt Securities of a series may be issuable in temporary or permanent global form and may be issued as Book-Entry Securities that will be deposited with, or on behalf of, The Depository Trust Company ("DTC") or another depositary named by the Company and identified in a Prospectus Supplement with respect to such series. See "Global and Book-Entry Debt Securities."

    In connection with its original issuance, no Bearer Security (including a Debt Security exchangeable for a Bearer Security or a Debt Security in global form that is either a Bearer Security or exchangeable for Bearer Securities) shall be mailed or otherwise delivered to any location in the United States (as defined under "Limitations on Issuance of Bearer Securities") and a Bearer Security may be delivered in connection with its original issuance only if the Person entitled to receive such Bearer Security furnishes written certification of the beneficial ownership of the Bearer Security as required by Treasury Regulation Section 1.163-5(c)(2)(i)(D)(3) (or any comparable successor provisions). In the case of a Bearer Security in permanent global form, such certification must be given in connection with notation of a beneficial owner's interest therein in connection with the original issuance of such Debt Security. See "Global and Book-Entry Debt Securities" and "Limitations on Issuance of Bearer Securities."

    Registered Securities of any series will be exchangeable for other Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if Debt Securities of any series are issuable as both Registered Securities and Bearer Securities, at the option of the Holder upon request confirmed in writing, and subject to the terms of the applicable Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable into Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest accrued as of such date will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the applicable Indenture. Registered Securities will not be issued in exchange for Bearer Securities. (Section 3.5) Each Bearer Security, and any coupon attached thereto, other than a temporary global Bearer Security will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." A Book-Entry Security may not be registered for transfer or exchange (other than as a whole by DTC to a nominee or by such nominee to such DTC) unless DTC or such nominee notifies the Company that it is unwilling or unable to continue as depositary or DTC ceases to be qualified as required by the applicable Indenture or the Company instructs the Trustee in accordance with the applicable Indenture that such Book-Entry Securities shall be so registrable and exchangeable or there shall have occurred and be continuing an Event of Default or an event which after notice or lapse of time would be an Event of Default with respect to the Debt Securities evidenced by such Book-Entry Securities or there shall exist such other circumstances, if any, as may be specified in the applicable Prospectus Supplement.

    Debt Securities may be presented for exchange as provided above, and Registered Securities may be presented or surrendered for registration of transfer or for exchange (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the applicable Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. (Section 3.5) If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for which series and, if Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 10.2)

    In the event of any redemption in part, the Company shall not be required to
(i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (A) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Debt Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security being redeemed in part, except the unredeemed portion of any Registered Security being redeemed in part; or
(iii) exchange any Bearer Security so selected for redemption, except that such Bearer Security may be exchanged for a Registered Security of that series and like tenor, provided, that such Registered Security shall be simultaneously surrendered for redemption. (Section 3.5)

PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of the principal of (and premium, if any) and interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Company may designate from time to time, at the option of the Holder, by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender to the Paying Agent of such coupon relating to such Interest Payment Date. (Section 10.1) No payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of the principal of (and premium, if any) and interest on Bearer Securities denominated and payable in U.S. dollars will be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 10.2)

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of the principal of (and premium, if any) and interest on Registered Securities will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that payment of any interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register or, if so provided in the applicable Prospectus Supplement, at the option of the Holder by wire transfer to an account designated by the Holder. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (Section 3.7)

    Unless otherwise indicated in an applicable Prospectus Supplement, the Corporate Trust Office of the Trustee in The City of New York will be designated as a Paying Agent for the Company for payments with respect to Debt Securities which are issuable solely as Registered Securities and the Company will maintain a Paying Agent outside of the United States for payments with respect to Debt Securities (subject to the limitations described above in the case of Bearer Securities) which are issuable solely as Bearer Securities or both Registered Securities and Bearer Securities. (Section 10.2) Any Paying Agents outside the United States and any other Paying Agent in the United States initially designated by the Company for the Debt Securities will be named in an applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer

Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the Debt Securities of such series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for the Debt Securities of such series. (Section 10.2)

    Payments of the principal of (and premium, if any) and interest on Book-Entry Securities registered in the name of any depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such Book-Entry Securities. The Company expects that the depositary, upon receipt of any payment of the principal of (and premium, if any) or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests as shown on the records of such depositary or its nominee. Neither the Company, the Trustee, any Paying Agent nor the Securities Registrar for such Debt Securities will have any responsibility or liability for any aspects of the records relating to, or payments made on account of, such beneficial ownership interests in the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    All moneys paid by the Company to a Paying Agent for the payment of the principal of (and premium, if any) or interest on any Debt Securities which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company and the Holder of such Debt Security or any coupon will thereafter, as an unsecured general creditor, look only to the Company for payment thereof. (Section 10.3)

GLOBAL AND BOOK ENTRY DEBT SECURITIES

    If so specified in an applicable Prospectus Supplement, the portion of the Debt Securities of a series which are issuable as Bearer Securities will initially be represented by one or more temporary or permanent global Debt Securities, without interest coupons, to be deposited with a common depositary in London for the benefit of Euro-clear System ("Euro-clear") and CEDEL Bank, SOCIETE ANONYME ("CEDEL") for credit to the respective accounts of the beneficial owners of such Debt Securities (or to such other accounts as they may direct). (Section 3.4) Unless otherwise indicated by an applicable Prospectus Supplement, on or after 40 days following its issuance, each such temporary global Debt Security will be exchangeable for definitive Bearer Securities, definitive Registered Securities or all or a portion of a permanent global Debt Security, or any combination thereof, as specified in an applicable Prospectus Supplement, only upon written certification in the form and to the effect described under "Form, Exchange, Registration and Transfer." No Bearer Security (including a Debt Security in permanent global form) delivered in exchange for a portion of a temporary or permanent global Debt Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Section 3.5)

    A person having a beneficial interest in a permanent global Debt Security will, except with respect to payment of the principal of (and premium, if any) and interest on such permanent global Debt Security, be treated as a Holder of such principal amount of Outstanding Debt Securities represented by such permanent global Debt Security as shall be specified in a written statement of the Holder of such permanent global Debt Security or, in the case of a permanent global Debt Security in bearer form, of the operator of Euro-clear or CEDEL which is provided to the Trustee by such Person. (Section 2.3)

    If Debt Securities to be sold in the United States are designated by the Company in a Prospectus Supplement as Book-Entry Securities, a global security representing the Book-Entry Securities will be deposited in the name of Cede & Co., as nominee for DTC representing the securities to be sold in the

United States. Upon such deposit of the Book-Entry Securities, DTC shall credit an account maintained or designated by an institution to be named by the Company or any purchaser of the Debt Securities represented by the Book-Entry Securities with an aggregate amount of Debt Securities equal to the total number of Debt Securities that have been so purchased. The specific terms of any depositary arrangement with respect to any portion of a series of Debt Securities to be represented by one or more global securities will be described in the applicable Prospectus Supplement. Beneficial interests in such Debt Securities will only be evidenced by, and transfers thereof will only be effected through, records maintained by DTC and the institutions that are DTC participants.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

    Unless otherwise indicated in the Prospectus Supplement, the following provisions will apply to the Subordinated Debt Securities.

    The Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture, be subordinate in right of payment to the prior payment in full of all Senior Debt. (Section 16.1 of the Subordinated Indenture) In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt, or provision shall be made for such payment in cash, before the Holders of Subordinated Debt Securities are entitled to receive any payment on account of principal of (or premium, if any) or interest on Subordinated Debt Securities, and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of Subordinated Debt Securities, which may be payable or deliverable in respect of the Subordinated Debt Securities in any such case, proceeding, dissolution, liquidation or other winding up event. (Section 16.2 of the Subordinated Indenture).

    By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are Holders of Senior Debt may recover more, ratably, than the Holders of Subordinated Debt Securities, and creditors who are not Holders of Senior Debt may recover less, ratably, than Holders of Senior Debt and may recover more, ratably, than the Holders of the Subordinated Debt Securities.

    In the event of the acceleration of the maturity of any Subordinated Debt Securities, the Holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the Holders of the Subordinated Debt Securities will be entitled to receive any payment upon the principal of (and premium, if any) or interest on the Subordinated Debt Securities. (Section 16.3 of the Subordinated Indenture).

    No payments on account of the principal of (and premium, if any) or interest in respect of the Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default. (Section 16.4 of the Subordinated Indenture) For purposes of the subordination provisions, the payment, issuance and delivery of cash, property or securities (other than stock and certain subordinated securities of the Company) upon conversion of a Subordinated Debt Security will be deemed to constitute payment on account of the principal of such Subordinated Debt Security. (Section 16.15 of the Subordinated Indenture) The Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Debt, which may include indebtedness that is senior to the Subordinated Debt Securities, but subordinate to other obligations of the Company. The Senior Debt Securities constitute Senior Debt under the Subordinated Indenture.

    "Senior Debt" is defined to include the principal of (and premium, if any) and interest (including interest accrued on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding) on all indebtedness of the Company (including, without limitation, indebtedness incurred pursuant to any long-term credit arrangement or facility (or any refinancing thereof) to which the Company is a party and indebtedness of others guaranteed by the Company), other than the Subordinated Debt Securities, whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred or assumed, which is (i) for money borrowed, (ii) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind, (iii) obligations of the Company for rent and other amounts payable in respect of the Company's leased facilities located at North Haven, Connecticut (the "North Haven Facilities") under a lease agreement and participation agreement, each dated January 14, 1993, as amended from time to time, to the extent such obligations equal principal and interest payable to holders of notes from time to time issued by the lessor of the North Haven Facilities pursuant to a trust indenture dated as of January 14, 1993, as amended from time to time, or (iv) obligations of the Company as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or leases of property or assets made as part of any sale and leaseback transaction to which the Company is a party, including amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, unless in any case the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding provides that such indebtedness or obligation is not superior in right of payment to the Subordinated Debt Securities; provided however, Senior Debt will not include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any obligations with respect to any capital stock of the Company or (5) any indebtedness incurred in violation of the applicable Indenture (Section 1.1 of the Subordinated Indenture). The Prospectus Supplement may further describe the provisions, if any, applicable to the subordination of the Subordinated Debt Securities of a particular series.

CONVERSION OR EXCHANGE RIGHTS

    The terms on which Debt Securities of any series are convertible into or exchangeable for Common Stock or other securities of the Company will be set forth in the Prospectus Supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the Holder or at the option of the Company, and may include provisions pursuant to which the number of shares of Common Stock or other securities of the Company to be received by the Holders of Debt Securities would be subject to adjustment. (Section 3.1 and Article XV)

COVENANTS

    LIMITATIONS ON LIENS

    Unless otherwise provided in the applicable Prospectus Supplement, pursuant to the Senior Indenture the Company will covenant not to create, assume or suffer to exist any Lien on any Restricted Property to secure any indebtedness for money borrowed of the Company, any Subsidiary or any other Person, or permit any Subsidiary so to do, without securing the Senior Debt Securities of any series having the benefit of the "Limitation on Liens" covenant by such Lien equally and ratably with such indebtedness for so long as such indebtedness shall be so secured, subject to the following exceptions: (i) with respect to any series of Senior Debt Securities, any Lien existing on the date of issuance of such series; (ii) any Lien existing on property owned or leased by a corporation at the time it becomes a Subsidiary; (iii) any Lien existing on property at the time of the acquisition thereof by the Company or any Subsidiary; (iv) any Lien to secure any indebtedness incurred prior to, at the time of, or within 12 months after the acquisition of Restricted Property for the purpose of financing all or any part of the purchase price thereof and any Lien to the extent that it secures indebtedness which is in excess of the purchase price and for the payment of which recourse may be had only against such Restricted Property; (v) any Lien to secure any indebtedness incurred prior to, at the time of, or within 12 months after the completion of the construction, alteration, repair or improvement of Restricted Property for the purpose of financing all or any part of the cost thereof and any Lien to the extent that it secures indebtedness which is in excess of such cost and for the payment of which recourse may be had only against such Restricted Property; (vi) any Lien securing indebtedness of a Subsidiary owing to the Company or to another Subsidiary of the Company; (vii) any Liens securing industrial development, pollution control, or similar revenue bonds or indebtedness issued by or guaranteed by the United States of America, any State thereof or any other country or any department, agency or instrumentality thereof; (viii) Liens resulting from the deposit of funds or evidences of indebtedness in trust for the purpose of defeasing indebtedness of the Company or any of its Subsidiaries; (ix) Liens securing Hedging Obligations;
(x) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in clauses (i) through
(ix) above, so long as the Lien as so extended, renewed or replaced is limited to the same property or properties subject to the Lien so extended, renewed or replaced (plus improvements and additions on such property or properties); and
(xi) any Lien not permitted by the foregoing clauses (i) through (x) securing indebtedness, if the outstanding principal amount of such indebtedness, together with the aggregate outstanding principal amount of all other indebtedness of the Company and its Subsidiaries owning Restricted Property which would otherwise be subject to the foregoing restrictions and the aggregate Value of existing Sale and Leaseback Transactions which would be subject to the restrictions of the covenant described in the "Limitation on Sale and Leaseback Transactions" covenant but for this clause (xi), does not exceed 15% of Consolidated Net Tangible Assets at the time such Lien is incurred. (Section 10.7)

    LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

    Unless otherwise provided in the applicable Prospectus Supplement, pursuant to the Senior Indenture the Company will covenant not to, and not to permit any Subsidiary to, enter into any Sale and Leaseback Transaction covering any Restricted Property unless (a) the Company or such Subsidiary would be entitled under the provisions described under "Limitations on Liens" above to incur indebtedness, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, secured by Liens on the property to be leased, without equally and ratably securing the Debt Securities, or (b) the Company, during the six months following the effective date of such Sale and Leaseback Transaction, applies an amount equal to the Value of such Sale and Leaseback Transaction to the voluntary retirement of Funded Debt (whether by redemption, defeasance, repurchase or otherwise) or to the acquisition of Restricted Property. (Section 10.8)

    CERTAIN DEFINITIONS

    "CONSOLIDATED NET TANGIBLE ASSETS" means the total amount of assets (less applicable reserves and other properly deductible items) after deducting (1) all current liabilities (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (2) all intangible assets other than patents, patent applications pending and licenses, all as set forth on or included in the most recent balance sheet of the Company and its consolidated Subsidiaries and determined in accordance with generally accepted accounting principals.

    "FUNDED DEBT" means indebtedness of the Company or a Subsidiary owning Restricted Property maturing by its terms more than one year after its creation and indebtedness classified as long-term debt under generally accepted accounting principles and in each case ranking at least PARI PASSU with the outstanding Senior Debt Securities. The foregoing notwithstanding, "Funded Debt" shall also include indebtedness incurred pursuant to that certain Credit Agreement dated as of January 30, 1998 among the Company, the lenders party thereto, Bank of America National Trust and Savings Association, as Syndication Agent, the Bank of New York, as Administrative Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent.

    "HEDGING OBLIGATION" of any Person means an obligation of such Person pursuant to any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

    "LIEN"   means any mortgage, pledge, lien, encumbrance, charge or security interest.

    "RESTRICTED PROPERTY" means (1) any manufacturing facility, or portion thereof, owned or leased by the Company or any Subsidiary which, in the opinion of the Board of Directors, is of material importance to the business of the Company and its Subsidiaries taken as whole, but no such manufacturing facility, or portion thereof, shall be deemed of material importance if its gross book value (before deducting accumulated depreciation) is less than 5% of Consolidated Net Tangible Assets, or (2) any shares of capital stock or indebtedness of any Subsidiary owning any such manufacturing facility. As used in this definition, "manufacturing facility" means any real property (or portion thereof) used for actual commercial scale manufacturing and excludes, without limitation, sales offices, research facilities, pilot production facilities, and any facility (or portion thereof) used primarily for warehousing or general administration.

    "SALE AND LEASEBACK TRANSACTION" means any arrangement with any Person pursuant to which the Company or any Subsidiary leases any Restricted Property that has been or is to be sold or transferred by the Company or the Subsidiary to such Person, other than (1) temporary leases for a term, including renewals at the option of the lessee, of not more than five years, (2) leases between the Company and a Subsidiary or between Subsidiaries, and (3) leases of a Restricted Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the Restricted Property.

    "SUBSIDIARY"   of any Person means (i) any Person of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the Subsidiaries of that Person or a combination thereof, and (ii) any partnership, joint venture or other Person in which such Person or one or more of the Subsidiaries of that Person or a combination thereof has the power to control by contract or otherwise the board of directors or equivalent governing body or otherwise controls such entity.

    "VALUE"   means, with respect to a Sale and Leaseback Transaction, an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease, discounted at the weighted average interest rate on the Senior Debt Securities of all series (including the effective interest rate on any Original Issue Discount Securities) which are outstanding on the effective date of such Sale and Leaseback Transaction and which have the benefit of the "Limitation on Sale and Leaseback Transactions" covenant above.
                            ------------------------

    Unless so specified in the Prospectus Supplement, the applicable Securities and the Indentures will not provide for any restrictive covenants that would afford holders of the Debt Securities protection in the event of a highly leveraged transaction involving the Company or any of its affiliates or any covenants relating to total indebtedness, interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders and current ratios.

CONSOLIDATION, MERGER, SALE OF ASSETS

    The Company, without the consent of the Holders of any of the Outstanding Debt Securities under the applicable Indenture, may consolidate with or merge with or into, or sell, lease, transfer or otherwise dispose of its assets substantially as an entirety to, any Person which is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, or may permit any such Person to consolidate with or merge with or into the Company or sell, lease, transfer or otherwise dispose of its assets substantially as an entirety to the Company, provided that, among other things, any successor Person assumes the Company's obligations on the Debt Securities and under the applicable Indenture, that after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing, and that certain other conditions are met. (Section 8.1) Other than the covenants and provisions in the Indenture described above, there are no covenants or provisions in the Indenture which would provide the Holders of the Debt Securities with any special protection or rights in the event the Company is involved in a change in control or other highly leveraged transaction, reorganization, restructuring or merger, or similar transaction involving the Company that may adversely affect Holders of the Debt Securities.

EVENTS OF DEFAULT

    Any one of the following events will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series: (a) failure to pay any interest on any Debt Security of that series when due, continued for 30 days (in the case of the Subordinated Indenture, whether or not such payment is prohibited by the subordination provisions); (b) failure to pay the principal of (or premium, if any) on any Debt Security of that series when due (in the case of the Subordinated Indenture, whether or not such payment is prohibited by the subordination provisions); (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series (in the case of the Subordinated Indenture, whether or not such deposit is prohibited by the subordination provisions); (d) failure to perform any other covenant of the Company in the applicable Indenture or such Debt Security (other than a covenant included in the applicable Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 60 days after written notice has been given as provided in the applicable Indenture; (e) certain events in bankruptcy, insolvency or reorganization involving the Company; or (f) any other Event of Default provided with respect to the Debt Securities of that series. (Section 5.1)

    If an Event of Default with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the applicable Indenture may declare the principal amount of the Debt Securities of that series (or, if any of the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Debt Securities, as may be specified in the terms thereof) to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made and before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such declaration. (Section 5.2)

    The Indentures will provide that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity. (Section 6.1) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustees or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. (Section 5.12)

    The Company will be required to furnish to the applicable Trustee annually a statement as to the performance of certain of its obligations under the applicable Indenture and as to any default in such performance. (Section 10.9)

DEFEASANCE AND DISCHARGE

    If so specified with respect to any particular series of Debt Securities, the Company may discharge its indebtedness and its obligations or certain of its obligations under the applicable Indenture with respect to such series by depositing funds or obligations issued or guaranteed by the United States of America with the Trustee. (Section 4.3)

    The Indentures will provide that, if so specified with respect to the Debt Securities of any series, the Company will be discharged from any and all obligations in respect of the Debt Securities of such series (including, in the case of Subordinated Debt Securities, the subordination provisions described under "Subordination of Subordinated Debt Securities" herein and, except for certain obligations relating to temporary Debt Securities and exchange of Debt Securities, registration of transfer or exchange of Debt Securities of such series, replacement of stolen, lost or mutilated Debt Securities of such series, maintenance of paying agencies, to hold monies for payment in trust and payment of additional amounts, if any, required in consequence of United States withholding taxes imposed on payments to non-United States persons) upon the deposit with the Trustee, in trust, of money and/or U S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any), each installment of interest on, and any sinking fund payments on, the Debt Securities of such series on the Stated Maturity of such payments in accordance with the terms of the applicable Indenture and the Debt Securities of such series (Section 4.6 of the Senior Indenture; Section 4.3 of the Subordinated Indenture). Such a trust may only be established if, among other things, (a) the Company has delivered to the applicable Trustee an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of the applicable Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge, and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; (b) the Debt Securities of such series, if then listed on any domestic or foreign securities exchange, will not be delisted as a result of such deposit, defeasance and discharge; and (c) in the case of the Subordinated Debt Securities, (x) no default in the payment of the principal of (and premium, if any) or any interest on any Senior Debt beyond any applicable grace period shall have occurred and be continuing, or (y) no other default with respect to any Senior Debt shall have occurred and be continuing and shall have resulted in the acceleration of such Senior Debt. In the event of any such defeasance and discharge of Debt Securities of such series, Holders of Debt Securities of such series would be able to look only to such trust fund for payment of principal of and any premium and any interest on their Debt Securities until Maturity. (Section 4.6 of the Senior Indenture;
Section 4.3 of the Subordinated Indenture)

DEFEASANCE OF CERTAIN OBLIGATIONS

    The Senior Indenture will provide that, if so specified with respect to the Senior Debt Securities of any series, the Company may omit to comply with the restrictive covenants described under "Covenants" above and any other covenants applicable to such Senior Debt Securities which are subject to covenant defeasance and any such omission shall not be an Event of Default with respect to the Debt Securities of such series, upon the irrevocable deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any), and each installment of principal (and premium, if any) and interest on the Senior Debt Securities of such series on the Stated Maturity of such payments or upon optional redemption and any mandatory sinking fund payments or analogous payments on the Senior Debt Securities of such series on the day on which such payments are due and payable in accordance with the terms of the Senior Indenture and the Senior Debt Securities of such series. (Sections 4.5 and 4.6 of the Senior Indenture) The obligations of the Company under the Senior Indenture and the Senior Debt Securities of such series other than with respect to such covenants shall remain in full force and effect. (Section 4.5 of the Senior Indenture) Such a trust may be established only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that (i) the Holders of the Senior Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred and (ii) the Senior Debt Securities of such series, if then listed on any domestic or foreign securities exchange, will not be delisted as a result of such deposit, defeasance and discharge. (Section 4.6 of the Senior Indenture)

    In the event the Company exercises its option to omit compliance with the covenants described under "Covenants" above with respect to the Senior Debt Securities of any series as described above and the Senior Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default, then the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Senior Debt Securities of such series at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Senior Debt Securities of such series at the time of the acceleration resulting from such Event of Default. The Company shall in any event remain liable for such payments as provided in the Senior Indenture.

    The Trustee must deliver or pay to the Company from time to time, upon request of the Company, any amounts held by it with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants, are in excess of the amount which would then be required to be deposited to effect a satisfaction, discharge or defeasance, as the case may be, with respect to such Securities.

MEETINGS, MODIFICATION AND WAIVER

    Modifications and amendments of the Indentures may be made by the Company and the Trustee under the applicable Indenture only with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities issued under the applicable Indenture and affected by such modification or amendment unless a greater percentage of such principal amount is specified in the applicable Prospectus Supplement; provided, however, that no such modification or amendment may, without the consent of each Holder of such Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any such Debt Security, (b) reduce the principal amount of (and premium, if any) or interest on, any such Debt Security, (c) change any obligation of the Company to pay additional amounts, (d) reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the maturity thereof, (e) change the coin or currency in which any Debt Security or any premium or interest thereon is payable, (f) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security, (g) adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such Debt Security (if applicable), (h) in the case of the Subordinated Indenture, modify the subordination provisions in a manner adverse to the Holders of the Subordinated Debt Securities, (i) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults, (j) reduce the requirements contained in the applicable Indenture for quorum or voting, (k) change any obligations of the Company to maintain an office or agency in the places and for the purposes required by the Indentures, or (l) modify any of the above provisions. (Section 9.2)

    The Holders of at least a majority in principal amount of the Outstanding Debt Securities of each series may, on behalf of the Holders of all the Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the applicable Indenture and, if applicable, such Debt Securities, unless a greater percentage of such principal amount is specified in the applicable Prospectus Supplement. The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of Debt Securities of that series and any coupons pertaining thereto, waive any past default under the applicable Indenture, except a default (a) in the payment of principal of (and premium, if any) or any interest on any Debt Security of such series, and
(b) in respect of a covenant or provision of the applicable Indenture and, if applicable, such Debt Securities which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 5.13)

    The applicable Indenture will provide that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of Holders of Debt Securities for quorum purposes, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, and (ii) the principal amount of a Debt Security denominated in a foreign currency or currency units shall be the U.S. dollar equivalent, determined on the date of original issuance of such Debt Security, of the principal amount of such Debt Security or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent, determined on the date of original issuance of such Debt Security, of the amount determined as provided in (i) above.

    The applicable Indenture will contain provisions for convening meetings of the Holders of Debt Securities of a series if Debt Securities of that series are issuable as Bearer Securities. A meeting may be called at any time by the Trustee, and also, upon request, by the Company or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given in accordance with "Notices" below. (Sections 13.1 and 13.2) Except for any consent which must be given by the Holder of each Outstanding Debt Security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except for any consent which must be given by the Holder of each Outstanding Debt Security affected thereby, as described above, any resolution with respect to any consent or waiver which may be given by the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of a majority in principal amount of the Outstanding Debt Securities of that series; and provided, further, that, except for any consent which must be given by the Holder of each Outstanding Debt Security affected thereby, as described above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less than or greater than a majority in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage of the principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the applicable Indenture will be binding on all Holders of Debt Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution or with respect to a consent or waiver which may be given by the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of a series, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series. (Section 13.4)

NOTICES

    Except as otherwise provided in the applicable Indenture, notices to Holders of Bearer Securities will be given by publication at least twice in a daily newspaper in The City of New York and in such other city or cities as may be specified in such Debt Securities. Notices to Holders of Registered Securities will be given by mail to the address of such Holders as they appear in the Security Register. (Section 1.6)

TITLE

    Title to any Bearer Securities (including Bearer Securities in temporary or permanent global form) and any coupons appertaining thereto will pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon and the registered owner of any Registered Security as the absolute owner thereof (whether or not such Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 3.8)

REPLACEMENT OF DEBT SECURITIES AND COUPONS

    Any mutilated Debt Security or a Debt Security with a mutilated coupon appertaining thereto will be replaced by the Company at the expense of the Holder upon surrender of such Debt Security to the Trustee. Debt Securities or coupons that became destroyed, stolen or lost will be replaced by the Company at the expense of the Holder upon delivery of the Trustee of the Debt Security and coupons or evidence of the destruction, loss or theft thereof satisfactory to the Company and the Trustee; in the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new Debt Security in exchange for the Debt Security to which such coupon appertains. In the case of a destroyed, lost or stolen Debt Security or coupon, an indemnity satisfactory to the Trustee and the Company may be required at the expense of the Holder of such Debt Security or coupon before a replacement Debt Security will be issued. (Section 3.6)

GOVERNING LAW

    The Indentures, the Debt Securities and the coupons will be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws. (Section 1.13)

REGARDING THE TRUSTEE

    The Indentures contain limitations on the right of the Trustee, as a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. (Section 6.10) In addition, the Trustee may be deemed to have a conflicting interest and may be required to resign as Trustee if at the time of a default under one of the Indentures it is a creditor of the Company. (Section 6.8)

    The Company may from time to time maintain deposit accounts and conduct its banking transactions with a Trustee in the ordinary course of business. (Section 6.3)

                          DESCRIPTION OF CAPITAL STOCK

    The authorized capital stock of the Company consists of (i) 250,000,000 shares of common stock, $.10 par value per share (the "Common Stock"), and (ii) 2,000,000 shares of preferred stock, $5.00 par value (the "Preferred Stock"). At December 31, 1997, there were (a) 75,883,266 shares of Common Stock outstanding,
(b) 25,268,549 shares of Common Stock reserved for issuance in connection with restricted stock rewards, stock option plans and employee stock purchase plans and (c) no shares of Preferred Stock outstanding.

                         DESCRIPTION OF PREFERRED STOCK

    The following summary contains a description of certain general terms of the Company's Preferred Stock to which any Prospectus Supplement may relate. Certain terms of any series of Preferred Stock offered by any Prospectus Supplement will be described in the Prospectus Supplement relating thereto. If so indicated in the Prospectus Supplement, the terms of any series may differ from the terms set forth below. The description of certain provisions of the Company's Preferred Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the Company's Certificate of Incorporation, and the Certificate of Designation (the "Certificate of Designation") relating to each particular series of Preferred Stock which will be filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such Preferred Stock.

GENERAL

    Under the Company's Certificate of Incorporation, 2,000,000 shares of Preferred Stock are authorized for issuance. The Preferred Stock may be issued in one or more series, with such designations of titles; dividend rates; any redemption provisions; special or relative rights in the event of liquidation, dissolution, distribution or winding up of the Company; any sinking fund provisions; any conversion provisions; any voting rights thereof; and any other preferences, privileges, powers, rights, qualifications, limitations and restrictions, as shall be set forth as and when established by the Board of Directors of the Company. The shares of any series of Preferred Stock will be, when issued, fully paid and non-assessable and holders thereof will have no preemptive rights in connection therewith.

RANK

    Any series of Preferred Stock will, with respect to rights on liquidation, winding up and dissolution, rank (i) senior to all classes of Common Stock and to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank junior to such series of Preferred Stock; (ii) on a parity with all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank on a parity with such series of Preferred Stock (see "Preferred Stock Outstanding");
(iii) junior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank senior to such series of Preferred Stock. In addition, any series of Preferred Stock will, with respect to dividend rights, rank (i) senior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank junior to such series of Preferred Stock and, to the extent provided in the applicable Certificate of Designation, to Common Stock, (ii) on a parity with all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank on a parity with such series of Preferred Stock and, to the extent provided in the applicable Certificate of Designation, to Common Stock, and (iii) junior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank senior to such series of Preferred Stock. As used in any Certificate of Designation for these purposes, the term "equity securities" will not include debt securities convertible into or exchangeable for equity securities.

DIVIDENDS

    Holders of each series of Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the Prospectus Supplement relating to such series of Preferred Stock. Such rate may be fixed or variable or both. Dividends will be payable to holders of record of Preferred Stock as they appear on the books of the Company (or, if applicable, the records of the Depositary referred to below under "Description of Depositary Shares") on such record dates as shall be fixed by the Board of Directors. Dividends on any series of Preferred Stock may be cumulative or noncumulative.

    No full dividends may be declared or paid on funds set apart for the payment of dividends on any series of Preferred Stock unless dividends shall have been paid or set apart for such payment on equity securities ranking on a parity with respect to dividends with such series of Preferred Stock. If full dividends are not so paid, such series of Preferred Stock shall share dividends pro rata with such other equity securities.

CONVERSION AND EXCHANGE

    The Prospectus Supplement for any series of Preferred Stock will state the terms, if any, on which shares of that series are convertible into shares of another series of Preferred Stock or Common Stock or exchangeable for another series of Preferred Stock, Common Stock or Debt Securities of the Company. The Common Stock of the Company is described below under "Description of Common Stock."

REDEMPTION

    A series of Preferred Stock may be redeemable at any time, in whole or in part, at the option of the Company or the holder thereof and may be subject to mandatory redemption pursuant to a sinking fund or otherwise upon terms and at the redemption prices set forth in the Prospectus Supplement relating to such series.

    In the event of partial redemptions of Preferred Stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by the Board of Directors of the Company, or by any other method determined to be equitable by the Board of Directors.

    On and after a redemption date, unless the Company defaults in the payment of the redemption price, dividends will cease to accrue on shares of Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

LIQUIDATION PREFERENCE

    Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of Preferred Stock will be entitled to receive out of assets of the Company available for distribution to shareholders, before any distribution is made on any securities ranking junior with respect to liquidation, including Common Stock, distributions upon liquidation in the amount set forth in the Prospectus Supplement relating to such series of Preferred Stock, plus an amount equal to any accrued and unpaid dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series and any other securities ranking on a parity with respect to liquidation rights are not paid in full, the holders of the Preferred Stock of such series and such other securities will share ratably in any such distribution of assets of the Company in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of such series of Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

VOTING RIGHTS

    Except as set forth in the Prospectus Supplement relating to a particular series of Preferred Stock or except as expressly required by applicable law, the holders of shares of Preferred Stock will have no voting rights.

TRANSFER AGENT AND REGISTRAR

    The transfer agent for each series of Preferred Stock will be described in the applicable Prospectus Supplement.

                        DESCRIPTION OF DEPOSITARY SHARES

    The description set forth below of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts (as defined below) does not purport to be complete and is subject to and qualified in its entirety by reference to the forms of Deposit Agreement and Depositary Receipt relating to the Preferred Stock, which will be filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL

    The Company may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In such event, the Company will issue receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

    The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

    The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement (the "Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering.

    Pending the preparation of definitive Depositary Receipts, the Depositary may, upon the written order of the Company or any holder of deposited Preferred Stock, execute and deliver temporary Depositary Receipts which are substantially identical to, and entitle the holders thereof to all the rights pertaining to, the definitive Depositary Receipts. Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts.

DIVIDENDS AND OTHER DISTRIBUTIONS

    The Depositary will distribute all cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders.

    In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto. If the Depositary determines that it is not feasible to make such distribution, it may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

REDEMPTION OF STOCK

    If a series of Preferred Stock represented by Depositary Shares is to be redeemed, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary. The Depositary Shares will be redeemed by the Depositary at a price per Depositary Share equal to the applicable fraction of the redemption price per share payable in respect of the shares of Preferred Stock so redeemed. Whenever the Company redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same date the number of Depositary Shares representing shares of Preferred Stock so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by the Depositary by lot or pro rata or by any other equitable method as may be determined by the Depositary.

WITHDRAWAL OF STOCK

    Any holder of Depositary Shares may, upon surrender of the Depositary Receipts at the corporate trust office of the Depositary (unless the related Depositary Shares have previously been called for redemption), receive the number of whole shares of the related series of Preferred Stock and any money or other property represented by such Depositary Receipts. Holders of Depositary Shares making such withdrawals will be entitled to receive whole shares of Preferred Stock on the basis set forth in the related Prospectus Supplement for such series of Preferred Stock, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock under the Deposit Agreement or to receive Depositary Receipts therefor. If the Depositary Shares surrendered by the holder in connection with such withdrawal exceed the number of Depositary Shares that represent the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

VOTING DEPOSITED PREFERRED STOCK

    Upon receipt of notice of any meeting at which the holders of any series of deposited Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such series of Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the relevant series of Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of such series of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable actions that may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such Preferred Stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

    The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of the Depositary Shares representing Preferred Stock of any series will not be effective unless such amendment has been approved by the holders of at least the amount of the Depositary Shares then outstanding representing the minimum amount of Preferred Stock of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the Preferred Stock of such series. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such Depositary Receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. The Deposit Agreement automatically terminates if
(i) all outstanding Depositary Shares have been redeemed; or (ii) each share of Preferred Stock has been converted into other preferred stock or Common Stock or has been changed for debt securities; or (iii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Shares.

CHARGES OF DEPOSITARY

    The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay all charges of the Depositary in connection with the initial deposit of the relevant series of Preferred Stock and any redemption of such Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the Deposit Agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

    The Depositary may resign at any time by delivering to the Company notice of its intent to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

    The Depositary will forward all reports and communications from the Company which are delivered to the Depositary and which the Company is required to furnish to the holders of the deposited Preferred Stock.

    Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares, Depositary Receipts or shares of Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

                          DESCRIPTION OF COMMON STOCK

GENERAL

    Subject to the rights of the holders of any shares of the Company's Preferred Stock, holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor.

    The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Holders of Common Stock are entitled to receive, upon any liquidation of the Company, all remaining assets available for distribution to shareholders after satisfaction of the Company's liabilities and the preferential rights of any preferred stock that may then be issued and outstanding. The outstanding shares of Common Stock are, and the shares offered hereby will be, fully paid and nonassessable. The holders of Common Stock have no preemptive, conversion or redemption rights. The Common Stock is listed on the New York Stock Exchange. The registrar and transfer agent for the Common Stock is First Chicago Trust Company of New York.

CERTAIN PROVISIONS

    The Board of Directors, generally without further action by the shareholders, is authorized to issue Preferred Stock in one or more series and to designate as to any such series the dividend rate, redemption prices, preferences on liquidation or dissolution, conversion rights, voting rights and any other preferences, and relative, participating, optional or other special rights and qualifications, limitations and restrictions. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. Issuance of a new series of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions or other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from acquiring, a majority of the outstanding voting stock of the Company.

    Generally, Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in any "business combination" with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder, unless (i) prior to such date either the business combination or the transaction which resulted in the stockholder being an interested stockholder is approved by the board of directors of the corporation, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (A) by persons who are both directors and officers and (B) certain employee stock plans, or
(iii) on or after such date the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A "business combination" includes certain mergers, consolidations, asset sales, transfers and other transactions resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within the preceding three years, did own) 15% or more of the corporation's voting stock. The overall effect of these provisions may be to deter or discourage hostile takeover attempts by making it more difficult for a person who has gained a substantial equity interest in the Company effectively to exercise control.

                            DESCRIPTION OF WARRANTS

    The Company may issue Warrants, including Warrants to purchase Debt Securities ("Debt Warrants"), Preferred Stock, including Preferred Stock represented by Depositary Shares ("Preferred Stock Warrants"), Common Stock ("Common Stock Warrants"), or any combination thereof. Warrants may be issued independently or together with any Securities and may be attached to or separate from such

Securities. The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to Warrants being offered pursuant thereto.

DEBT WARRANTS

    The applicable Prospectus Supplement will describe the terms of Debt Warrants offered thereby, the Warrant Agreement relating to such Debt Warrants and the certificates representing such Debt Warrants, including the following:
(1) the title of such Debt Warrants; (2) the aggregate number of such Debt Warrants; (3) the price or prices at which such Debt Warrants will be issued;
(4) the currency or currencies, including composite currencies or currency units, in which the price of such Debt Warrants may be payable; (5) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants, and the procedures and conditions relating to the exercise of such Debt Warrants; (6) the designation and terms of any related Debt Securities with which such Debt Warrants are issued, and the number of such Debt Warrants issued with each such Debt Security; (7) the currency or currencies, including composite currencies or currency units, in which the principal of or any premium or interest on the Debt Securities purchasable upon exercise of such Debt Warrants will be payable; (8) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (9) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant, and the price at which and the currency or currencies, including composite currencies or currency units, in which such principal amount of Debt Securities may be purchased upon such exercise; (10) the date on which the right to exercise such Debt Warrants will commence, and the date on which such right will expire; (11) the maximum or minimum number of such Debt Warrants which may be exercised at any time; (12) a discussion of any material federal income tax considerations; and (13) any other terms of such Debt Warrants and terms, procedures and limitations relating to the exercise of such Debt Warrants.

    Certificates representing Debt Warrants will be exchangeable for new certificates representing Debt Warrants of different denominations, and Debt Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights as holders of the Debt Securities purchasable upon such exercise and will not be entitled to payment of principal of or any premium or interest on the Debt Securities purchasable upon such exercise.

PREFERRED STOCK WARRANTS

    The applicable Prospectus Supplement will describe the terms of Preferred Stock Warrants offered thereby, the Warrant Agreement relating to such Preferred Stock Warrants and the certificates representing such Preferred Stock Warrants, including the following: (1) the title of such Preferred Stock Warrants; (2) the aggregate number of such Preferred Stock Warrants; (3) the price or prices at which such Preferred Stock Warrants will be issued; (4) the currency or currencies, including composite currencies or currency units, in which the price of such Preferred Stock Warrants may be payable; (5) the designation, number of shares and terms (including, among others, dividend, liquidation, redemption and voting rights) of the Preferred Stock (including Preferred Stock represented by Depositary Shares) purchasable upon exercise of such Preferred Stock Warrants, and the procedures and conditions relating to the exercise of such Preferred Stock Warrants; (6) the designation and terms of any related Securities of the Company with which such Warrants are issued, and the number of such Preferred Stock Warrants issued with each such Security; (7) the date, if any, on and after which such Preferred Stock Warrants and the related Securities will be separately transferable; (8) the maximum or minimum number of Preferred Stock Warrants which may be exercised at any time; (9) if applicable, a discussion of any material federal income tax considerations; and (10) any other terms of such Preferred Stock Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Preferred Stock Warrants.

    Certificates representing Preferred Stock Warrants will be exchangeable for new certificates representing Preferred Stock Warrants of different denominations, and Preferred Stock Warrants may be exercised at the corporate trust office of the Warrant Agent or any office indicated in the Prospectus Supplement. Prior to the exercise of their Preferred Stock Warrants, holders of such Preferred Stock Warrants will not have any of the rights as holders of the Preferred Stock purchasable upon such exercise and will not be entitled to any dividend payments, liquidation premiums or voting rights of the Preferred Stock (including Preferred Stock represented by Depositary Shares) purchasable upon such exercise.

COMMON STOCK WARRANTS

    The applicable Prospectus Supplement will describe the terms of any Common Stock Warrants, the Warrant Agreement relating to such Common Stock Warrants and the certificates representing such Common Stock Warrants in respect of which this Prospectus is being delivered which may include: (1) the title of such Common Stock Warrants; (2) the aggregate number of such Common Stock Warrants;
(3) the price or prices at which such Common Stock Warrants will be issued; (4) the currency or currencies, including composite currencies or currency units, in which the price of such Common Stock Warrants may be payable; (5) if applicable, the designation and terms of any related Security with which such Common Stock Warrants are issued, and the number of such Common Stock Warrants issued with each such related Security; (6) if applicable, the date on and after which such Common Stock Warrants and the related Security will be separately transferable;
(7) the date on which the right to exercise such Common Stock Warrants will commence, and the date on which such right will expire; (8) the maximum or minimum number of such Common Stock Warrants which may be exercised at any time;
(9) if applicable, a discussion of any material federal income tax considerations; and (10) any other terms of such Common Stock Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Common Stock Warrants.

    Certificates representing Common Stock Warrants will be exchangeable for new certificates representing Common Stock Warrants of different denominations, and Common Stock Warrants may be exercised at the corporate trust office of the War ant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Common Stock Warrants, holders of Common Stock Warrants will not have any of the rights as holders of Common Stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the Common Stock purchasable upon such exercise.

EXERCISE OF WARRANTS

    Each Warrant will entitle the holder to purchase for cash such principal amount of Debt Securities or number of shares of Preferred Stock or Common Stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the Prospectus Supplement relating to the Warrants offered thereby. After the close of business on the expiration date, unexercised Warrants will become void. Warrants may be exercised as set forth in the Prospectus Supplement relating to the Warrants offered thereby. Upon receipt of payment and the certificate representing the Warrant properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward the Securities purchasable upon such exercise. If less than all of the Warrants represented by such certificate are exercised, a new certificate will be issued for the remaining Warrants.

                  LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

    Unless otherwise provided in the applicable Prospectus Supplement, in compliance with United States federal tax laws and regulations, Bearer Securities (including Debt Securities in global form) may not be offered, sold, resold or delivered in connection with their original issuance in the United States or to

United States persons (each as defined below) other than to a Qualifying Branch of a United States Financial Institution (as defined below) or a United States person acquiring Bearer Securities through a Qualifying Branch of a United States Financial Institution. Any underwriters, agents and dealers participating in the offering of Debt Securities must agree that they will not offer any Bearer Securities for sale or resale in the United States or to United States persons (other than a Qualifying Branch of a United States Financial Institution or a United States person acquiring Bearer Securities through a Qualifying Branch of a United States Financial Institution) or deliver Bearer Securities within the United States. In addition, any such underwriters, agents and dealers must represent in writing that they have in effect, in connection with the offer and sale of the Debt Securities, procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling the Debt Securities are aware that Bearer Securities cannot be offered or sold to a person who is within the United States or is a United States person (other than a Qualifying Branch of a United States Financial Institution or a United States person acquiring Bearer Securities through a Qualifying Branch of a United States Financial Institution). Furthermore, the owner of the obligation (or financial institution or clearing organization through which the owner holds the obligation) must certify that the owner is not a United States person. The term "Qualifying Branch of a United States Financial Institution" means a branch located outside the United States of a United States securities clearing organization, bank or other financial institution listed under Treasury Regulation Section 1.165-12(c)(1)(v) that agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder.

    Bearer Securities and any coupons appertaining thereto will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." Under Sections 165(j) and 1287(a) of the Code, holders that are United States persons, with certain exceptions, will not be entitled to deduct any loss on Bearer Securities and must treat as ordinary income any gain realized on the sale or other disposition of Bearer Securities.

    The term "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. The term "United States" means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

                              PLAN OF DISTRIBUTION

    The Company may sell Securities to or through underwriters or dealers, directly to other purchasers, or through agents. The Prospectus Supplement with respect to the Securities will set forth the terms of the offering of the Securities, including the name or names of any underwriters, dealers or agents, the price of the offered Securities and the net proceeds to the Company from such sale, any delayed delivery arrangements, any underwriting discounts or other items constituting underwriters' compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the Securities may be listed. If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public price or at varying prices determined at the time of sale. The underwriter or underwriters with respect to a particular underwritten offering of Securities will be named in the Prospectus Supplement relating to such offering, and if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters or agents to purchase the Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    If a dealer is utilized in the sale of any Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

    Securities may be sold directly by the Company to one or more institutional purchasers, or through agents designated by the Company from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at time of sale. Any agent involved in the offer or sale of the Securities will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    In connection with the sale of the Securities, underwriters or agents may receive compensation from the Company or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions, or commissions. Underwriters, agents, and dealers participating in the distribution of the Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the Securities by them may be deemed to be underwriting discounts or commissions under the Securities Act. If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

    Each underwriter, dealer and agent participating in the distribution of any Debt Securities which are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, Debt Securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulation Section 1.163- 5(c)(2)(i)(D). See "Limitations on Issuance of Bearer Securities." The Securities may not be offered or sold directly or indirectly in Great Britain other than to persons whose ordinary business it is to buy or sell shares or debentures (except in circumstances which do not constitute an offer to the public within the meaning of the Companies Act of 1985), and this Prospectus and any Prospectus Supplement or any other offering material relating to the Securities may not be distributed in or from Great Britain other than to persons whose business involves the acquisition and disposal, or the holding, of securities whether as principal or as agent.

    Each series of Securities will be a new issue with no established trading market, other than the Common Stock which is listed on the New York Stock Exchange. Any Common Stock sold pursuant to a Prospectus Supplement will be listed on the New York Stock Exchange, subject to official notice of issuance.

    Any underwriters to whom Securities are sold by the Company for public offering and sale may make a market in such Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Securities.

    Agents, dealers, and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers, or underwriters may be required to make with respect thereto. Underwriters, dealers, or agents and their associates may be customers of, engage in transactions with and perform services for, the Company in the ordinary course of business.

    In connection with underwritten offerings of the Securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at levels above those which might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when Securities originally sold by the syndicate member are purchased in syndicate covering transactions. Such transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities. Any such activities, if commenced, may be discontinued at any time.

                                 LEGAL OPINIONS

    The validity of the Securities will be passed upon for the Company by Thomas
R. Bremer, Senior Vice President and General Counsel of the Company. Certain other legal matters will be passed upon for the Company by Dewey Ballantine LLP, counsel for the Company, and certain legal matters will be passed upon for any underwriters or agents, by Cravath, Swaine & Moore, counsel for such underwriters or agents.

                                    EXPERTS

    The financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

Securities and Exchange Commission Registration Fee...............  $
Trustees and Depositary's Fees and Expenses.......................
Printing and Engraving Fees and Expenses..........................
Accounting Fees and Expenses......................................
Blue Sky Fees and Expenses........................................
Legal Fees........................................................
Rating Agency Fees................................................
Miscellaneous (including Listing Fees, if applicable).............
                                                                    ---------
      TOTAL.......................................................  $

---------

        *  To be filed by Amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware Corporation Law empowers a corporation to indemnify its directors and officers or former directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's Certificate of Incorporation, Bylaws, any agreement or otherwise.

    Article Eight of the Company's Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Article XI of the Company's By-laws provides for indemnification of officers and directors to the fullest extent permitted by law.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

    The Company has purchased certain liability insurance for its officers and directors as permitted by Section 145(g) of the Delaware General Corporation Law and has entered into indemnity agreements with certain directors and officers providing indemnification in addition to that provided under the Delaware General Corporation Law, as permitted by Section145(f) of the Delaware General Corporation Law.

ITEM 16. EXHIBITS

    The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.

  EXHIBIT
  NUMBER                                             DESCRIPTION OF EXHIBIT
-----------  ------------------------------------------------------------------------------------------------------

         1(a) Form of Underwriting Agreement.*

         4(a) Form of Indenture for Senior Debt Securities between United States Surgical Corporation and       , as
             trustee.*

         4(b) Form of Indenture for Subordinated Debt Securities between United States Surgical Corporation and
                   , as trustee.*

         4(c) The form or forms of Securities with respect to each particular series of Securities registered hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and
             incorporated herein by reference.*

         5   Opinion of Thomas R. Bremer.*

        12   Statements re: Computation of Ratios of Earnings to Fixed Charges and of Earnings to Combined Fixed
             Charges and Preferred Stock Dividends.

        23   Consent of Deloitte & Touche LLP, Independent Auditors.

        24   Power of Attorney.

        25(a) Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the
             Trustee for the Senior Indenture.*

        25(b) Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the
             Trustee for the Subordinated Indenture.*

------------------------

*   To be filed by Amendment.

ITEM 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes that (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.